CARMINA TECHNOLOGIES, INC.
                         SUITE 810, 540 - 5TH AVENUE, SW
                              CALGARY, AB  T2P 0M2



                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SUCURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY



                                                                 Calgary Alberta
                                                                    May 27, 2004

     This information statement has been mailed on or about May 27, 2004 to the stockholders of record on May 17, 2004 (the "Record Date") of Carmina Technologies, Inc., a Utah corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of May 18, 2004. The actions to be taken pursuant to the written consent shall be taken on or about May 27, 2004, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

     By order of the Board of Directors,

/s/ Reginald Hall

Reginald Hall
Chairman of the Board

          NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF
            MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE
                        STOCKHOLDERS, DATED MAY 18, 2004

To Our Stockholders:

     Notice is hereby GIVEN that the following action will be taken pursuant to the written consent of a majority of stockholders dated May 18, 2004, in lieu of a special meeting of the stockholders. Such action will be taken on or about May 27, 2004;

1. The Company's Articles of Incorporation, as restated, will be amended as follows:

(a) To increase the numbers of authorized shares of no par value stock, (the "Common Stock), of the company from 40,000,000 to 100,000,000 shares, resulting in the number of shares of all classes of capital stock which the Company shall have the authority to issue shall be set at 110,000,000 shares consisting of 10,000,000 shares of no par value preferred stock and 100,000,000 shares of no par value common stock; and,

(b) To reverse split the 25,056,000 issued shares of no par value common stock of the Company on a 1for 200 basis (with a minimum of 2,000 post-split shares for stockholders currently owning 2,000 or more shares and no split for stockholders currently owning fewer than 2,000 shares),

2. To change the name of the Company to Advanced Integrated Management Services, Inc.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     As of the record Date, the Company's authorized capitalization consisted of 10,000,000 shares of Preferred Stock of which none were issued and 40,000,000 shares of Common Stock, of which 25,056,000 shares were issued and outstanding. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

     Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding 62% of the voting rights of all outstanding shares of capital stock as of May 18, 2004 have voted in favor of the foregoing proposals by resolution dated May 18, 2004; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

     Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information statement has been mailed to the stockholders. The company anticipates that the actions contemplated herein will be effected on or about the close of business on May 27, 2004.

     The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     This Information Statement will serve as written notice to stockholders pursuant to Section 16-10a-704 of the Utah Revised Business Corporation Act.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

     On May 18, 2004, the majority stockholders of the Company approved an amendment to the Company's Articles of Incorporation, as restated, to increase the number of authorized shares of Common Stock from 40,000,000 to 100,000,000. The Company currently has authorized capital stock of 10,000,000 no par value shares of preferred stock (none issued) and 40,000,000 no par value shares of common stock of which 25,056,000 are issued and outstanding as of the Record Date. The resulting increase in authorized capital will allow the Company to proceed with the acquisition of Advanced Integrated Management Services, Inc. (AIMSI) as proposed by Letter of Intent signed with the owner on April 28, 2004 and will provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions.

INCREASE IN AUTHORIZED COMMON STOCK

     The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders; percentage ownership interest in the total outstanding shares of common Stock. This amendment and the creation of additional shares of authorized Common Stock will reduce the number of issued shares from 25,056,000 shares to approximately 260,000 shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

     As of the Record Date, a total of 25,056,000 shares of the Company's currently authorized 40,000,000 shares of Common stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

     The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

     Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

     The acquisition of AIMSI will be paid for by the issuance of 8,640,000 restricted common shares of which 4,800,000 will be escrowed and returned to treasury for cancellation if the market price of the Company's common shares exceeds $5.00 per Share within one year at closing.

     The agreement with the owner of AIMSI also calls for the issuance of 1,800,000 common shares for conversion of notes totaling $60,000 held by a major shareholder of the company and two affiliates. 1,200,000 of the notes will be escrowed and returned to treasury for cancellation if the market price of the Company's common shares exceeds $5.00 per share within one year of closing.

                              ELECTION OF DIRECTORS

The Board is responsible for supervision of the overall affairs of the Company. In fiscal 2003, the Board's business was conducted at five meetings of the board of directors. The Board now consists of three directors. The term of each director continues until the next annual meeting or until successors are elected. The directors are:

o     Reginald Hall, Chairman of the Board and Director
o     Roland Edison, Director
o     Joe Armstrong

                             EXECUTIVE COMPENSATION

     Directors are elected at each meeting of stockholders and hold office until the next annual meeting of stockholders and the election and qualifications of their successors. Executive officers are elected by and serve at the discretion of the board of directors.

Our executive officers and directors are as follow:


Name and Position Held                                                  Age
                                                                        ---
John M. Alston (3)                                                       76
President and Director of the Company since 1999;  CEO since 2000;
Chairman from 2000 to 2002; prior to Chairman and Chief Executive
Officer of Rhonda Corporation

Glen R. Alston (3)                                                       47
Treasurer and Chief Financial Officer of the Company since 2000;
Director from 2000 to 2002; President, Secretary Treasurer and Chief
Operating Officer of Rhonda Corporation November 1998 to present;
Corporate Secretary of Rhonda Corporation 1995 to 1998

Robert d'Artois                                                          58
Vice-President of the Company since 2000; Director of the Company since 2000; prior thereto self-employed marketing consultant

Bernard Benning (4)                                                      66
Director of the Company since 2001; VP Corporate Development,
Bow Valley College; Director of Rhonda Corporation

Reginald Hall (4)                                                        45
Founder and President/CEO of Advanced Integrated Management
Services, Inc. since 1999.
Appointed Chairman and  Director of the Company in 2004

Therese Johnson                                                          36
Corporate Secretary of the Company since 2002; prior thereto self-
employed accounting consultant

Thomas W. Whittingham (4)                                                75
Director of the Company since 2001; retired, formerly Vice President,
West Coast Petroleum; Director of Rhonda Corporation



(1) Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.
(2)     In  no  case  was  voting  or  investment power shared with others.
(3)     Glen  R.  Alston  is  the  son  of  John  M.  Alston.
(4)     Member  of  Audit  Committee,  Compensation  Committee  and  Nominating
        Committee.

President  &  Chief  Executive  Officer:
---------------------------------------

     John M. Alston resides in Calgary, Alberta, Canada. Mr. Alston is a graduate of the University of N.B. with a B.Sc. in Arts. He is a Professional Geologist registered with the Association of Professional Engineers, Geologists, and Geophysicists of Alberta (since 1966). Since 1971, Mr. Alston has been the CEO of Hanson Corporation (formerly Savanna Resources Ltd.) and since 1992, Mr. Alston was instrumental in incorporating three junior capital pool companies which subsequently completed reverse takeovers of two manufacturing companies and one high tech private network service provider, all of which are listed on the TSX Venture Exchange. In 1999 Mr. Alston oversaw the creation of Rhonda Networks Inc. (now Carmina Canada Inc.) as an affiliate of Rhonda Corporation to engage in the development and marketing of a server appliance conceived by Mr. Stephen Kohalmi. Mr. Alston is a director of Rhonda Corporation and Hansa
Corporation  public  companies  listed  on  the  TSX  Venture  Exchange.

Chief  Financial  Officer:
-------------------------

     Glen R. Alston resides in Calgary, Alberta, Canada. Mr. Alston is the son of John M. Alston. Upon graduating from the University of Calgary with a Bachelor of Commerce degree, Mr. Alston work with a major accounting firm. From 1991 to 1993 Mr. Alston was Chief Financial Officer for a Calgary based financial services firm and was instrumental in establishing their securities office in Calgary. Since 1993, Mr. Alston has been a director and officer of Rhonda Corporation, taking over as President and CFO in 1998. In 1999 with the incorporation of Rhonda Networks Inc., (now Carmina Canada Inc.) as an affiliate of Rhonda Corporation, Mr. Alston was appointed CFO of Carmina, working on its business development and financing.

Vice-President:
--------------

     Robert d'Artois resides in Calgary, Alberta, Canada. In his capacity as financial consultant to Rhonda Corporation and Hansa Corporation, Mr. d'Artois has assisted the companies in raising capital. Mr. d'Artois is Vice President of communications of Carmina. Mr. d'Artois' background includes many years as Owner/President of a Sales and Marketing consultancy to the broadcast and publishing industry in Canada and the United States, and attendance at St. Lawrence College in Quebec City.

Corporate  Secretary:
--------------------

     Therese Johnson, CMA, resides in Okotoks, Alberta, Canada. Ms. Johnson is a Certified Management Accountant and member of the Society of Management Accountants of Alberta. Ms. Johnson is the accountant for Carmina and Rhonda Corporation and recently was appointed Corporate Secretary of Carmina.

SUMMARY  COMPENSATION  TABLE:

The following table sets forth for the fiscal year indicated the compensation paid by our company to our Chief Executive Officer and other executive officers with annual compensation exceeding $100,000:




                                   Compensation             Long-Term  compensation
                                   -----------              -----------------------
     Name and              Annual
Principal Position       Fiscal Year  Salary   Bonus   Awards Underlying options/SARs (#)
-----------------------------------------------------------------------------------------
John M. Alston
President  and             2003         $0      $0                   $0
Chief Executive Officer    2002         $0      $0                   $0
Robert d'Artois            2003         $0      $0                   $104,000
Vice President             2002         $0      $0                   $0




                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     During the fiscal year ended December 31, 2003, based upon an examination of the public filings, all of our company's officers and directors timely filed reports on Forms 3, 4, and 5.


                             DIRECTORS' COMPENSATION

     All directors are reimbursed for their reasonable expenses incurred in attending meetings of the board of directors and its committees. Directors receive no additional compensation for service as members of the board of directors or committees.

                        OPTION GRANTS IN LAST FISCAL YEAR

     No  options  were  granted  to  executive  officers  named  in  the Summary
Compensation  Table  during  the  fiscal  year  ended  December  31,  2003.

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table summarizes options exercises during 2003. No unexercised options were held by the named executives at fiscal year-end:


                 Shares Acquired on Exercise   Valued Realized
Name                        (#)                       ($)
---------------  ----------------------------  ----------------
John M. Alston             40,000                  58,000  (1)
---------------  ----------------------------  ----------------
Glen R. Alston             40,000                  52,000  (2)
---------------  ----------------------------  ----------------
Robert d'Artois            80,000                 104,000  (2)
---------------  ----------------------------  ----------------

(1)     The  options  were  exercised  on  February  28,  2003.
(2)     The  options  were  exercised  March  3,  2003


                                STOCK OPTION PLAN

     On September 16, 2003, the board of directors adopted the 2003 Stock Option Compensation Plan. The Company reserved 4,000,000 shares of common shares of common stock for issuance upon grant of stock or exercise of options granted from time to time under the 2003 plan. The 2003 stock compensation plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of stock and stock options.

     Under the stock compensation plan, the Company may grant stock and stock options only to employees and consultants. The 2003 stock compensation plan is administered directly by our board of directors.

     Subject to the provisions of the stock compensation plan, the board will determine who shall receive stock or stock options, the number of shares of common stock that may be granted or purchased under the options, the time and manner of exercise of options and exercise prices.

     By May 26, 2004 all stock options granted under the 2003 Stock Option plan will have expired or been terminated.

                               SECURITY OWNERSHIP
                    OF CERTAIN BENEFICIAL OWNERS AND MANAGMENT

     The following table sets forth, as of May 16, 2004, the number of and percent of the Company's common stock beneficially owned by:

o     all directors and nominees, naming them,

o     our executive officers,

o     our directors and executive officers as a group, without naming them, and


     The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

     A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from May 16, 2004 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that option, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of May 16, 2004 have been exercised and converted.



                                       Number of Shares    Percentage of Shares
Name and Address of Beneficial Owner  Beneficially Owned  Beneficially Owned (1)
------------------------------------  ------------------  ----------------------

John M. Alston                                         0                       0
23 Cambridge Place NW
Calgary, AB  T2K 1P8

Glen R. Alston                                   385,500                     1.5
604 MacEwan Drive NW
Calgary, AB  T3K 3J9

Richard Day                                      410,000                     1.6
342 E 900 S
Salt Lake City, UT  8411

Robert d'Artois                                  604,800                     2.4
Suite 2201, 400 Eau Claire Avenue
Calgary, AB  T2P 4X2

Bernard Benning                                        0                       0
332, 6th Ave SE
Calgary, AB  T2G 4S6

Thomas W. Whittingham                                  0                       0
164 3335- 42nd St. NW
Calgary, AB  T3A 2Y2

Rhonda Corporation                             9,000,000                    35.9
Suite 810, 540 - 5th Avenue, SW
Calgary, AB  T2P 0M2

Stephen Kohalmi                                4,187,000                    16.7
19 Cavalier Crescent
Thornhill, ON  L4J 1K4

Dorian Trust                                   5,948,000                    21.9
PH #4, 865-  West 15th Ave
Vancouver, BC  V5Z 1R8

All directors and executive officers           1,400,300                     5.6
As a group (7) persons


    (1)     Based on 25,056,000 shares of common stock currently outstanding.

               CERTAIN RELATIONSHIPS AND RELATED AND TRANSACTIONS.

During fiscal year 2003, the Company borrowed $966,883.92 from officers and stockholders. Such loans and the terms of such loans are as follows:




      Lender             Amount   Loan Date  Interest Rate   Maturity Date
------------------   -----------  ---------  -------------   -------------
Rhonda Corporation   $398,057.90   01/01/03              5%       12/31/03
Waltraud Alston      $  7,113.30   01/01/03              5%       12/31/03
Rhonda Corporation   $ 43,745.95   01/31/03              5%       01/31/04
Rhonda Corporation   $ 17,753.24   02/28/03              5%       02/28/04
Glen Alston          $ 18,711.98   02/28/03              5%       02/28/04
Rhonda Corporation   $ 15,261.86   03/31/03              5%       03/31/04
Waltraud Alston      $ 18,983.05   03/31/03              5%       03/31/04
Rhonda Corporation   $ 37,292.95   04/30/03              5%       04/30/04
Waltraud Alston      $ 39,837.21   04/30/03              5%       04/30/04
Rhonda Corporation   $ 26,477.98   05/31/03              5%       05/31/04
Waltraud Alston      $  5,871.24   05/31/03              5%       05/31/04
Rhonda Corporation   $ 80,288.15   06/30/03              5%       06/30/04
Rhonda Corporation   $ 32,233.59   07/31/03              5%       07/31/04
Rhonda Corporation   $ 60,075.93   08/31/03              5%       08/31/04
Rhonda Corporation   $ 60,122.44   09/30/03              5%       09/30/04
Rhonda Corporation   $ 29,180.53   10/31/03              5%       10/31/04
Waltraud Alston      $  7,366.78   10/31/03              5%       10/31/04
Rhonda Corporation   $ 17,656.02   11/30/03              5%       11/30/04
Waltraud Alston      $  1,117.88   11/30/03              5%       11/30/04
Rhonda Corporation   $ 49,469.36   12/31/03              5%       12/31/04
Waltraud Alston      $    266.58   12/31/03              5%       12/31/04
------------------   -----------  ---------  -------------   -------------
Total Notes Payable  $966,883.92


                             ADDITIONAL INFORMATION

     The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2002 and quarterly reports on Form 10-QSB for the quarters March 31, 2003, June 30, 2003 and September 30, 2003, mailed previously to shareholders, are incorporated by reference into this Information Statement and are available on the Company's website: www.carminatech.com and the SEC Edgar
                                        -------------------
files. The Company will furnish a copy of these documents or of any exhibit thereto or other information upon request by a stockholder to the Company at:
810, 540 - 5th Avenue SW, Calgary, AB  T2P 0M2, (1-800-793-8370).